SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of November 14,
2000, by and among Spatial Technology Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Dassault Systemes Corp., a corporation organized under the laws of the State of Delaware (the "Purchaser").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon one or more exemptions from the registration requirements of United States federal and state securities laws.

         B. The Purchaser desires to purchase, subject to the terms and conditions stated in this Agreement, 555,556 shares of the Company's common stock, par value $.01 per share (the "Common Stock") for an aggregate purchase price of $2,000,000 (or approximately $3.60 per share).

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises, conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Purchaser hereby agrees as follows:

1.       CERTAIN DEFINITIONS.
         -------------------

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

         "Business Day" shall mean any day on which the American Stock Exchange (the "AMEX") or, if the Common Stock is not then traded on the AMEX, other principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for trading.

         "Investment Amount" shall mean $2,000,000.

         "Material Adverse Effect" shall mean any material adverse effect on (i) the Shares, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares) or under the registration rights referred to in Section 5(k) below or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

         "Purchase Agreement" means that certain Purchase Agreement, dated July 4, 2000, as amended on September 2, 2000, among the Purchaser, the Company and Spatial Components, LLC, a Delaware limited liability company.

         "Shares" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchaser at the Closing.

         "Trading Day" shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such shares of Common Stock are listed or traded.

2.       PURCHASE AND SALE OF SHARES.
         ---------------------------

         a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Purchaser shall purchase the number of Shares determined as provided in this Section 2, and the Company shall issue and sell such number of Shares to the Purchaser for the Investment Amount as provided below.

         b. Number of Shares Purchased; Form of Payment; Closing Date.
            ---------------------------------------------------------

                  i. On the Closing Date (as defined below), the Company shall sell and the Purchaser shall buy 555,556 Shares for an aggregate purchase price equal to the Investment Amount (or approximately $3.60 per share).

                  ii. On the Closing Date, the Purchaser shall pay the Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the Shares being purchased by the Purchaser, and the Company shall deliver such Shares against delivery of the Investment Amount.

                  iii. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares pursuant to this Agreement (the "Closing") shall be the date and time of the closing to be held pursuant to Section 1.05 of the Purchase Agreement or such other date or time as the parties may mutually agree ("Closing Date"). The Closing shall occur at the offices of Hogan & Hartson L.L.P., 1800 Broadway, Suite 200, Boulder, CO 80302, or at such other place as the parties may otherwise agree.

3.       THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.
         ----------------------------------------------

         The Purchaser represents and warrants to the Company as follows:

         a. Purchase for Own Account. The Purchaser is purchasing the Shares for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands and acknowledges that the Purchaser must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Shares other than as contemplated by Section 5(k). Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities or blue sky laws.

         b. Information. The Purchaser has been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 4 below.

         c. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         e. Transfer or Resale. The Purchaser understands that (i) except as provided in Section 5(k), the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred under an exemption from such registration, or (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule); and (ii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the registration rights in Section 5(k). Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to its stockholders in accordance with their interest in the corporation.

         f. Legends. The Purchaser understands that the Shares and, until such time as the Shares have been registered under the Securities Act as contemplated by the registration rights in Section 5(k) or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Shares will bear a restrictive legend in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, (a) the sale of any such Shares is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form and substance customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of any such Shares may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that any such Shares can be sold under Rule 144. The Purchaser agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. The legend shall be removed when such Shares may be sold pursuant to an effective registration statement or sold under Rule 144(k).

         g. Accredited Investor Status. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the National Association of Securities Dealers.

         h. Company Reliance. The Purchaser understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         The Company represents and warrants to the Purchaser as follows:

         a. Organization and Qualification. The Company is a corporation, and each of its subsidiaries is an entity, duly organized and existing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The SEC Documents (as hereinafter defined) set forth the name of each of the Company's subsidiaries and its jurisdiction of organization. Each of the Company's subsidiaries are wholly-owned.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares, consisting of two classes:
22,500,000 shares of Common Stock and 2,500,000 shares of preferred stock, par value $.01 per Share (the "Preferred Stock"). According to a certificate from the Company's transfer agent dated November 12, 2000, an aggregate of 11,887,307 shares of the Company's Common Stock were issued and outstanding as of the date of such transfer agent certificate. No shares of the Company's Preferred Stock are outstanding as of the date hereof. As of the date hereof, there is an aggregate of 4,630,599 shares of the Company's Common Stock reserved for issuance under the Company's stock option plans and employee stock purchase plan. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth in this Section 4(c) or on the disclosure schedule (the "Schedule") referencing this Section 4(c), no shares of capital stock of the Company (including the Shares) or any of its subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created or incurred by the Company. Except for the Shares and as disclosed in this Section 4(c) or Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except as provided in Section 1.04(d) and 1.09 of the Purchase Agreement and the Registration Rights Agreement, dated February 18, 2000 (the "Registration Rights Agreement"), among the Company, the Purchaser and the other investors identified therein). Except as set forth on Schedule 4(c), there are no securities or instruments containing price-based antidilution or similar provisions that may be triggered by the issuance of the Shares in accordance with the terms of this Agreement or the Registration Rights Agreement and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under any such antidilution or similar provisions in connection with the issuance of the Shares in accordance with the terms of this Agreement or the Registration Rights Agreement. The Company has made available to the Purchaser and counsel for the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

         d. Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Shares) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and AMEX regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws and other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Shares as provided hereby) in accordance with the terms hereof. The Company is not in violation of the listing requirements of the AMEX and does not reasonably anticipate that the

Common Stock will be delisted by AMEX in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.

         f. SEC Documents; Financial Statements. Except for the failure to timely file a required report on Form 8-K in connection with the acquisition of Prescient Technologies, Inc., since January 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has made available to the Purchaser and to counsel for the Purchaser true and complete copies of the SEC Documents not filed on EDGAR and reasonably requested by Purchaser, except for the exhibits and schedules thereto and the documents incorporated therein by reference. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii) of this sentence would not individually or in the aggregate, have a Material Adverse Effect.

         g. Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 2000, there has been no change or development which individually or in the aggregate has had or could have a Material Adverse Effect.

         h. Absence of Litigation. Except as disclosed in the SEC Documents and set forth on Schedule 4(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, or to the knowledge of the Company, threatened against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such, except as would not have a Material Adverse Effect.

         i. Intellectual Property. The Company and each of its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries is infringing or in conflict with any other person with respect to any Intangibles. Neither the Company nor any of its subsidiaries has received written notice that it is infringing upon third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intangibles and, to the knowledge of the Company, there is no basis for any such claim to be successful. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

         j. Agreements. Except for the transactions contemplated by the Purchase Agreement and except as filed as Exhibits to the SEC Documents or as set forth in Schedule 4(j), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its subsidiaries is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 (other than licenses pursuant to license agreements entered into in the ordinary course of the Company's business) or
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses pursuant to license agreements entered into in the ordinary course of the Company's business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or its subsidiaries' products or services, or (iv) indemnification by the Company or any subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business) or
(v) transactions between the Company and any of the Company's or its subsidiaries' officers, directors, affiliates, or any affiliates thereof (other than pursuant to employment agreements or stock or benefit plans), or (vi) employment of the Company's officers or (vii) incurrence of any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the SEC Documents) individually in excess of $250,000 or, in the case of indebtedness and/or liabilities individually less than $250,000, in excess of $500,000 in the aggregate, or
(viii) the making of any loans or advances to any person, other than ordinary advances for travel expenses, or (ix) the sale, exchange or other disposition of any of its assets or rights, other than licenses in the ordinary course of business.

         k. Foreign Corrupt Practices. Neither the Company, its subsidiaries, or any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of such person's actions for, or on behalf of, the Company, or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         l. Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor, to the knowledge of the Company, factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of the subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

         m. Title. The Company does not own any real property. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

         n. Insurance. The Company and its subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         o. Disclosure. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement or provided to the Purchaser in writing in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing related to future events, or the projected future financial performance of the Company, including any financial projections, or descriptions of potential strategic or business relationships between the Company and third parties.

         p. No Brokers. Except for Roth Capital Partners, Inc., the Company has not engaged any person to which or to whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby.

         q. Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth in Schedule 4(q), none of the Company's tax returns has been or is being audited by any taxing authority.

         r. No General Solicitation. Neither the Company nor any person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Shares being offered hereby.

         s. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, the applicable AMEX regulations.

         t. Real Property Holding Corporation. Neither the Company nor any subsidiary of the Company is a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

         u. ERISA. The Company has complied in all material respects with the applicable rules and regulations of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plans subject thereto.

5.       COVENANTS.
         ---------

         a. Best Efforts. Each of the Company and the Purchaser shall use its best efforts timely to satisfy each of the conditions set forth in Section 6 and
Section 7 of this Agreement.

         b. Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser and counsel for the Purchaser as soon as practicable after such filing.

         c. Reporting Status. So long as the Purchaser beneficially owns any Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares in order to fund the Company's sales and marketing activities for working capital and for other general corporate purposes, including potential strategic acquisitions, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company or for any other distribution with respect to outstanding securities of the Company.

         e. Listing. Promptly after the Closing Date, the Company shall secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance). The Company will use its best efforts to continue the listing and trading of its Common Stock on AMEX (or, if listing is moved, the New York Stock Exchange ("NYSE") or the Nasdaq National Market ("NASDAQ")), and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of AMEX, NYSE or NASDAQ, as the case may be.

         f. Corporate Existence. So long as the Purchaser beneficially owns any Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

         g. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior or future offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, the applicable regulations of AMEX, NYSE or NASDAQ, as the case may be.

         h. Restrictions on Purchase. The Purchaser agrees not to purchase any shares of the Company's Common Stock in the open market or in privately negotiated transactions from non-affiliates for a period of one year from the Closing Date, without the prior approval of the Board of Directors of the Company.

         i. Indemnification by the Company. The Company shall indemnify, defend and hold the Purchaser, and its affiliates, officers, directors, stockholders, employees and agents, harmless with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) ("Losses") asserted against, resulting from, imposed upon or incurred by any such indemnified party directly relating to or arising out of: (a) the inaccuracy of any representation or warranty of the Company contained herein or in any instrument or certificate delivered pursuant to this Agreement, and (b) the breach of any covenant or agreement by the Company.

         j. Indemnification by the Purchaser. The Purchaser shall indemnify, defend and hold the Company, and its affiliates, officers, directors, stockholders, employees and agents, harmless with respect to any and all Losses asserted against, resulting from, imposed upon or incurred by any such indemnified party directly relating to or arising out of: (a) the inaccuracy of any representation or warranty of the Purchaser contained herein or in any instrument or certificate delivered pursuant to this Agreement, and (b) the breach of any covenant or agreement by the Purchaser.

         k. Registration Rights. The Purchaser will have registration rights in respect of the shares of Common Stock purchased hereunder as provided in Section 1.04(d) and 1.09 of the Purchase Agreement.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
         ----------------------------------------------

         The obligation of the Company hereunder to issue and sell Shares to the Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The Purchaser shall have executed this Agreement and delivered the same to the Company.

         b. The Purchaser shall have delivered the Investment Amount in accordance with Section 2(b) above.

         c. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE SHARES.
         -----------------------------------------------------------

         The obligation of the Purchaser hereunder to purchase Shares to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

         a. The Company shall have executed this Agreement and delivered the same to the Purchaser.

         b. The Company shall have instructed its transfer agent to issue to the Purchaser duly executed certificates representing the number of Shares.

         c. Trading in the Common Stock (or on AMEX generally) shall not have been suspended or be under threat of suspension by the SEC or AMEX.

         d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Vice President, Administration and Corporate Controller, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement.

         e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form and substance acceptable to counsel for the Purchaser.

         g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

         h. The Company shall have provided advance notice to AMEX of the issuance of the Shares and provided the Purchaser with oral or written evidence of the Company's compliance with all applicable rules of AMEX.

8.       GOVERNING LAW; MISCELLANEOUS.
         ----------------------------

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchaser. Any waiver by the Purchaser, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchaser, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

         Spatial Technology Inc.
         2425 55th Street, Ste. 100
         Boulder, CO 80301
         Telephone No.:  303-544-2900
         Facsimile No.:  303-544-3005
         Attention:  Chief Executive Officer

         With a copy to:

         Hogan & Hartson L.L.P.
         1200 Seventeenth Street, Suite 1500
         Denver, CO 80302
         Telephone No.:  303-899-7300
         Facsimile No.:  303-899-7333
         Attention:  Whitney Holmes, Esq.

         If to the Purchaser

         Dassault Systemes
         9 Quai Marcel Dassault
         BP310
         2150 Suresnes Cedex
         France
         Telephone No.:  33.1.40.99.40.99
         Facsimile No.:  33.1.42.0445.81
         Attention:  Thibault de Tersant

         With a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Telephone No.:  212-848-4000
         Facsimile No.:  212-848-7179
         Attention:  Alfred Ross, Jr., Esq.

         Each party shall provide notice to the other parties of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

         i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless the Purchaser and each of the Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Securities purchased hereunder arising as a result of or related to any breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         j. Publicity. The Company and the Purchaser shall have the right to review and comment upon the issuance of any press releases, or the filing of any SEC or AMEX filings, or any other public statements with respect to the transactions contemplated hereby. The Purchaser shall be provided documents to review at least 48 hours prior to the filing or other issuance thereof except that draft press releases shall be provided to the Purchaser at least 24 hours prior to issuance. Within the time period required by the SEC, the Company shall file a Current Report on Form 8-K or other appropriate form with the SEC disclosing the transactions contemplated hereby, if required in the judgment of counsel to the Company.

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing Date shall not have occurred on or before November 20, 2000, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         m. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                                            SPATIAL TECHNOLOGY INC.:


                                            By:  /s/  R. Bruce Morgan
                                               ---------------------------------
                                               Name:  R. Bruce Morgan
                                               Title:

                                            DASSAULT SYSTEMES CORP.:

                                            By:  /s/  Thibault de Tersant
                                               ---------------------------------
                                               Name:  Thibault de Tersant
                                               Title: